Exhibit 10.10

THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF MIDLAND STATES BANCORP, INC.

R E C I T A L S

WHEREAS, Midland States Bancorp, Inc. (the “Company”) desires to assist its directors and certain employees in their ability to better provide for their own financial future by permitting such directors and certain employees to defer all or a portion of their current director fees and a portion of their annual salary and any bonus compensation;

WHEREAS, the Company desires that such deferrals are to be made without restrictions imposed by those provisions of the Code which apply to tax-qualified retirement plans.

WHEREAS, The Company previously adopted the Deferred Compensation Plan For Directors and Executives of Midland States Bancorp, Inc. to allow for certain directors and employees to make such deferrals of director fees, salary and bonus compensation; and

WHEREAS, the Company desires to amend, restate and rename the Plan to best reflect the eligibility and participation by certain selected employees by modifying the name of the Plan and modifying descriptive provisions of the Plan.

SECTION 1
DEFINITIONS

1.1          “Applicable Interest Rate” shall mean with respect to each calendar quarterly period, the average during the then most recently completed calendar quarter of the monthly averages for 20-year U.S. Treasury securities, adjusted to a constant maturity, as published by the Board of Governors of the Federal Reserve System in its “Federal Reserve Statistical Release.”

1.2          “Applicable Interest Rate Fund” shall mean a Measurement Fund in which earnings are calculated based on the Applicable Interest Rate.

1.3          “Bank” shall mean Midland States Bank, a wholly owned banking subsidiary of the Company.

1.4          “Beneficiary” shall mean the person or persons Participant has designated in writing to the Company to receive benefits under this Plan in the event of the Participant’s death.  If the Participant has not specifically designated any Beneficiary for purposes of the Agreement, then the Beneficiary shall become the Participant’s estate.  In the case of the death of the Beneficiary before completion of payments under the

Agreement to the Beneficiary, then the Beneficiary’s estate shall become entitled to any remaining payments.

1.5          “Board” means the Board of Directors of the Company, or the Board of Directors of any member of the Controlled Group.

1.6          “Bonus” shall mean any special and/or discretionary compensation amounts in excess of Salary determined by the Company to be payable to a Participant with respect to services rendered.

1.7          “Change in Capital Stock” shall mean any increase or decrease in the number of shares of issued Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

1.8          “Change Of Control” shall mean the occurrence of the earliest of any of the following events:

A.    The acquisition by any entity, person or group, excluding any entity, person or group owning Voting Stock at the effective date of this Plan, of beneficial ownership, as that term is defined in Rule  13d-3 of the Securities Exchange Act of 1934, of twenty-five percent (50%) or more of the Voting Stock of the Company; or

B.    The commencement and consummation by any entity, person, or group (other than the Company) of a tender offer or an exchange offer for more  than twenty-five percent (50%) or more of the Voting Stock of the Company; or

C.    The effective date of a (i) merger or consolidation of the Company with one or more other corporations, the result of which is that the holders of the Voting Stock of the Company immediately prior to such merger or consolidation hold less than fifty percent (50%) of the Voting Stock of the surviving or resulting corporation, or (ii) a sale or transfer of a majority of the property of the Company, other than to an entity of which the Company controls fifty percent (50%) or more of the Voting Stock.

An event or transaction described in paragraph A., B., or C. shall be a “Change of Control” only if such event or transaction is a “change in ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, to the extent provided by the Secretary of the Treasury.

1.9          “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.10        “Committee” shall mean, initially, the Compensation and Benefits Committee, as designated by the Executive Committee of the Board and thereafter, any other committee designated from time to time by the Board with the oversight of this Plan.

1.11        “Common Stock” shall mean the common stock of the Company.

1.12        “Company” shall mean Midland States Bancorp, Inc.

1.13        “Controlled Group” shall mean any and all entities which share common ownership with the Company resulting in a “parent-subsidiary controlled group”, as that term is defined by Code Section 1563(a)(1), or “brother-sister controlled group”, as that term is defined by Code Section 1563(a)(2), or any “combined group”, as that term is defined by Code Section 1563(a)(3).

1.14        “Deferred Compensation” shall mean (i) with respect to eligible employees (excluding Inside Directors), the sum of his or her Salary and/or Bonus that is the subject of an elective deferral under Section 4.1 of the Plan, (ii) with respect to Inside Directors the sum of his or her Salary, Bonus and/or Director Fees that is the subject of an elective deferral under Section 4.1 of the Plan, and (iii) with respect to a Director, his or her Director Fees that are the subject of an elective deferred under Section 4.1 of the Plan.

1.15        “Deferred Compensation Election Form” shall mean the form which Participants use to defer Salary and/or Bonus and to elect distribution options.

1.16        “Deferred Compensation Subaccount” shall mean the bookkeeping account established for a Participant under the Plan to which Deferred Compensation amounts with respect to such Participant are credited from time to time, as provided in Section 5.2 of the Plan.  For purposes of this definition, unless otherwise indicated by the Plan, a Deferred Compensation Subaccount shall refer to both the Cash Subpart Account and Stock Subpart Account thereof.

1.17        “Director” shall mean any person duly elected or appointed and serving as a director of the Company, the Bank or any other member of the Controlled Group and who is not a current employee of the Company, the Bank or any other member of the Controlled Group and has not been an employee of the Company, the Bank or any other member of the Controlled Group for at least one year.

1.18        “Director Fees” shall mean with respect to a Director the sum of his or her retainer and fees paid to such Director for services rendered in the capacity of a Director.

1.19        “Disability” shall mean with respect to a Participant, that the Participant: (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of such Participant’s Employer, as determined in accordance with Section 409A(a)(2)(C) of the Code and the Treasury Regulations thereunder.

1.20        “Distributable Amount” of a Participant’s subaccounts with respect to a Plan Year shall mean the sum of the vested balance of the subaccount in a Participant’s Deferred Compensation Subaccount with respect to such PlanYear subject to the rules of Article 7 of the Plan.

1.21        “Dividend Payment Date” shall mean the date upon which cash dividends are paid to holders of the Common Stock of the Company.

1.22        “Election Period” with respect to a Plan Year shall mean the period designated by the Committee; provided, however, that such period shall be no less than ten business days. The Election Period with respect to a Plan Year shall end not later than the last day of the prior Plan Year; provided, however, that, in the case of a Participant who first becomes eligible to participate in the Plan during a Plan Year, the Election Period may be the thirty (30) day period commencing on the date such Participant first becomes eligible to participate in accordance with Section 409A(a)(4)(B)(ii) of the Code and the Treasury Regulations thereunder.

1.23        “Eligible Employee” shall mean any Employee who is selected to participate in the Plan in accordance with Section 2 of the Plan, including any Eligible Employee who is also an Inside Director.

1.24        “Employee” shall mean any officer or other employee of the Company, the Bank or any other member of the Controlled Group whom the Committee in its own discretion, or its designee, determines in his own discretion, is a member of a select group of management or highly compensated employees.

1.25        “Fair Market Value” means with respect to the Common Stock at any date shall be the share value determined by the Board, in good faith, taking into account the per share book value thereof and any other factor deemed appropriate by the Board.

1.26        “Inside Director” means a Director of the Company, the Bank or any other member of the Controlled Group who is an employee of the Company, the Bank or any other member of the Controlled Group and is also an Eligible Employee.

1.27        “Matching Contributions Subaccount” shall mean the bookkeeping account established for a Participant under Section 5.4 of the Plan to which the Company’s Matching Contributions under Section 4.2 of the Plan are credited from time to time.

1.28        “Measurement Fund” shall mean one or more of the investment funds selected by the Committee or its designee.

1.29        “Participant” shall mean a Director, an Inside Director or an Eligible Employee who has been selected by the Committee to participate in the Plan, and who has elected to participate in the Plan.

1.30        “Participation Certificate” shall mean that Agreement entered into by a Participant (as set forth in Exhibit A to the Plan) prior to participation in the Plan

1.31        “Payment Date “ shall mean the time as soon as practicable after one of the following dates as designated by the Participant in his distribution form election with respect to a Plan Year:  (1) the last day of the calendar month following the date of the Participant’s Separation from Service, or (2) the last day of the calendar month specified by the Participant that is no earlier than the year after the year in which the Compensation would have been paid but for the Participant’s election to defer such Compensation, or (3) the earlier of:  (i) the last day of the calendar month following the date of the Participant’s Separation from Service, or (ii) the last day of the calendar month specified by the Participant that is no earlier than the year after the year in which the Compensation would have been paid but for the Participant’s election to defer such Compensation.

1.32        “Plan” shall mean the Amended and Restated Deferred Compensation Plan of Midland States Bancorp, Inc., as set forth herein and as amended from time to time.

1.33        “Plan Year” shall mean the twelve (12) consecutive month period beginning on each January 1 and ending on each December 31.

1.34        “Retirement” shall mean the cessation of the services of a Director for any reason other than death or Disability if, and provided that, such Director is at least 70 years of age.

1.35        “Rule 701” means Rule 701 promulgated under the Securities Act of 1933, as amended.

1.36        “Salary” shall mean the regular annual base compensation paid by a member of the Controlled Group to an Eligible Employee (without regard to any reduction thereof pursuant to the Plan, any 401(k) plan or Code Section 125 flexible benefits plan maintained by the Company), exclusive of Bonus and any other incentive payments made by the Company to such Participant.

1.37        “Separation from Service” shall mean with respect to a Participant, such Participant’s Termination, if such Termination is a “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury (or such Participant’s other “separation from service,” as so defined).

1.38        “Stock Units” shall mean the number of shares of Common Stock (carried to four decimal places) credited to a Participant’s Deferred Compensation or Matching Contribution Subaccount in accordance with the provisions of Sections 5.2 and 5.3 of the Plan; provided, however, that in the event of a Change in Capital Stock, the Stock Units then credited to a Participant’s Deferred Compensation and Matching

Contribution Subaccounts shall be appropriately adjusted, based on the Committee’s directions, to account for the change in number of issued and outstanding shares of Common Stock.

1.39        “Stock Unit Election” shall mean the election by a Director with respect to Director Fees or an Inside Director, with respect to such Inside Director’s Director Fees (but not with respect to such Inside Director’s Salary or Bonus), to designate all or any portion of such Participant’s Director Fees to constitute Stock Units to be allocated to the Stock Subpart portion of his or her Deferred Compensation Subaccount.

1.40        “Subaccount” means the accounts established for each Participant pursuant to Section 5.1, consisting of a Deferred Compensation Subaccount (comprised of a Cash Subpart and a Stock Subpart) and a Matching Contribution Subaccount.

1.41        “Subsidiary” means any bank or corporation or other entity in which the Company owns a majority of and class of voting securities entitled to vote for the directors (or persons to serve in a similar capacity) of such bank, corporation or other entity.

1.42        “Termination” shall mean for any Participant who is an employee, ceasing to be an employee of the Company or any member of the Controlled Group for reasons other than death or Disability. If a Participant is both an employee of the Company and a Director, he shall not have a Termination until he resigns from both positions.

1.43        “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, or the Participant’s spouse, Beneficiary, or dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, as determined by the Committee based on the relevant facts and circumstances and as provided for in Treasury Regulations §1.409A-3(i)(3) or any successor provision.

1.44        “Voting Stock” shall mean that class (or classes) of common stock of the Company entitled to vote in the election of the Company’s directors.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1          Eligibility.  Individuals eligible to participate in the Plan shall consist of the Directors and Certain Employees within the Controlled Group.

2.2          Participation.   Participation in the Plan by Eligible Employees shall be determined by the Committee in its sole discretion, the President & CEO of the Company, or, as set forth in Section 3.1 of the Plan, a designee of the Committee, in his or her sole discretion, and shall be subject to the terms and conditions of the Plan;

provided, however, that all Directors shall be eligible to participate in the Plan without discretion on the part of the Committee, the President & CEO, or the Committee’s designee.  All Participants in the Plan shall, prior to participation, execute a Participation Certificate in the form of Exhibit A to the Plan.

Once becoming a Participant in the Plan, a Participant shall continue to participate in the Plan until such time as (i) the Participant ceases to be a Director or an Eligible Employee, as the case may be, or (ii) the Committee or its designee takes action to terminate the Eligible Employee’s right to continued participation in the Plan.  Should an individual cease to be a Participant under the provisions of (i) or (ii) above while still employed by or serving as a Director of the Company, any payment to Participant will be made in accordance with the provisions of Section 7.1 upon the termination of employment by the individual with the Company.

SECTION 3
ADMINISTRATION

3.1          General Powers of Administration.  The Plan shall be administered by the Committee.  The Committee is authorized to construe and interpret the Plan and promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan.  Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation, determining the Eligible Employees and correcting any technical defect(s) or technical omission(s), or reconciling any technical inconsistencies, in the Plan.

The Committee may designate persons other than members of the Committee to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe; provided, however, that the Committee shall only delegate its authority with regard to the determination of Eligible Employees to certain officers of the Company and may only delegate such authority in writing.  The Committee’s determinations under the Plan need not be uniform and may be made selectively among Eligible Employees (but not Directors), whether or not such Eligible Employees are similarly situated.

Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming any Plan benefits under or through any Participants.

3.2          The Company As Fiduciary.  The Company is hereby designated as a fiduciary under the Plan.  Any decision by the Company or the Committee denying a claim by Participant or a Beneficiary for benefits under the Agreement shall be stated in writing and shall be delivered or mailed to the Participant or Beneficiary.  Such statement shall set forth the specific reasons for the denial, written to the best of the Company’s ability in a manner that may be understood without legal counsel.  In addition, the

Company shall afford a reasonable opportunity to the Participant or Beneficiary for a full and fair review of the decision denying such claim.

Notwithstanding the above provisions of Section 3.2, to the extent that the Employee Retirement Income Security Act (“ERISA”) may require specific procedures to be followed in the event of a denial of a claim, such provisions of ERISA will be followed.

3.3          Indemnification.  The Company will indemnify and hold harmless the Committee and each member thereof against any cost or expense (including, without limitation, attorneys’ fees) or liability (including, without limitation, any sum paid with the approval of the Company in settlement of a claim) arising out of any act or omission to act, except in the case of willful gross misconduct or gross negligence.

SECTION 4

DEFERRAL AND MATCHING CONTRIBUTIONS

4.1          Deferred Compensation.  Participants may defer all or a portion of their Salary and/or Bonus, in the case of Eligible Employees (including Inside Directors), or Director Fees, in the case of Directors (including Inside Directors), earned during any calendar year, in accordance with the following provisions.

A.            Deferral Election.  To defer compensation during any particular year, those Directors or Eligible Employees participating in the Plan must execute a Deferred Compensation Election Form (“Form”) and file such Form with the Committee (or its designee).

B.            Timing of Election.  In the year in which the Plan is first implemented, those Directors and Eligible Employees must make an election to defer Director Fees or Salary and/or Bonus, respectively, within 30 days after the later of (i) in the case of an Eligible Employee, the date such Eligible Employee is selected by the Committee to participate in the Plan, or (ii) the effective date of the Plan.  Such election will only be effective for Director Fees or Salary and/or Bonus earned subsequent to such election.

Once participating in the Plan, deferral elections by Participants during subsequent years shall be completed and filed with the Committee (or its designee) during the Election Period.

C.            Content of Deferral Elections.  The following shall apply to all deferral elections:

(i)  All deferral elections shall contain a statement that the Participant elects to defer all or a portion of such Participant’s Director Fees or Salary and/or Bonus, as the case may be, for a specified calendar year, that is earned and becomes payable to the Participant after the filing of such deferral election and, with respect to a Director, including an Inside Director, that portion of such Participant’s Deferred Compensation to constitute Stock Units;

(ii)  Except for the provisions of subsection (iii) below, any deferral election shall only apply to the Director Fees or Salary and/or Bonus, as the case may be, that is attributable to the Participant’s services rendered to the Company during the calendar year for which such election is made (whether or not such compensation is actually paid and received in such calendar year);

(iii)  If a Participant is currently deferring Director Fees or Salary and/or Bonus and fails to complete and return a Form prior to the January 1 of the calendar year to which such Form is to be effective, then the deferral election made by the Participant on the most recently filed Form shall be considered effective for the new calendar year; and

(iv)  A Participant may terminate a deferral election for any calendar year by filing with the Committee (or its designee) written notice of such termination prior to January 1 of the calendar year in which such termination is to become effective, whereupon a Participant shall not be entitled to participate in the Plan for such calendar year.  Such a participant may, however, participate in the Plan effective for the calendar year following the calendar year in which such termination becomes effective in the same manner as prescribed in the Plan.

4.2          Matching Contributions.  Provided the Participant is then serving as a Director or Inside Director and has elected to defer all (but not less than all) of his or her Director Fees relative to service for a particular Board in the form of Stock Units pursuant to Section 4.1C(i), on the first business day of each month the Company shall credit to the Participant’s Matching Contribution Subaccount, pursuant to Section 5.3, a contribution equal to 25% of such Participant’s Director Fees deferred under the Plan by the Participant during the preceding month.  No matching contributions shall be made with respect to Salary or Bonus.

SECTION 5

DEFERRAL PLAN ACCOUNTS

5.1          Establishment of Deferral Plan Accounts.  The Company shall establish a Deferral Plan Account (“DPA”) for each Participant.  Each Participant’s DPA shall be comprised of (i) a Deferred Compensation Subaccount, consisting of a Cash Subpart Account and, in the case of Directors and Inside Directors who so elect, a Stock Subpart Account, and (ii) a Matching Contribution Subaccount.

5.2          Election of Measurement Funds in Cash Subpart Account.  In the manner designated by the Committee or its designee, Participants may elect one or more Measurement Funds to be used to determine the additional amounts to be credited to their

Cash Subpart Account. The Committee or its designee shall select from time to time, in the Committee’s or its designee’s sole discretion, the Measurement Funds to be available under the Plan.

Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his Cash Subpart Account thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Cash Subpart Account shall not be considered or construed in any manner as an actual investment of his Cash Subpart Account in any such Measurement Fund. In the event that the Company, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Cash Subpart Account shall at all times be a bookkeeping entry only and shall not represent any investment made on a Participant’s behalf by the Company. The Participant shall at all times remain an unsecured creditor of the Company.

A.  Investment Elections. Participants may designate how their Cash      Subpart Accounts, if any, shall be deemed to be invested under the Plan.

(i) Such Participants may make separate investment elections for their future deferrals, and the existing balances of their Cash Subpart Accounts.

(ii) Such Participants may make and change their investment elections by choosing from the Measurement Funds designated by the Committee or its designee in accordance with the procedures established by the Committee or its designee.

(iii) Except as otherwise designated by the Committee or its designee, the available Measurement Funds under this Section 5.2 shall generally be the investment funds found in the Plan’s summary plan description.

(iv) If a Participant fails to elect a Measurement Fund under this Section, he shall be deemed to have elected a default Measurement Fund as selected by the Compensation and Benefits Committee for his Cash Subpart Account.

B.  Continuing Investment Elections. Participants who have had a Termination but not yet commenced distributions under the Plan or Participants who are receiving installment payments may continue to make investment elections pursuant to subsection A. above, as applicable, except as otherwise determined by the Committee.

5.3          Credit to Deferred Compensation Subaccount.  A Deferred Compensation Subpart shall be created for each Participant, to which all Deferred Compensation amounts deferred by a Participant in accordance with Section 4.1 of the Plan shall be credited.

A.                                    Initial Credit To Subaccount.  Each Participant’s Deferred Compensation Subaccount, Cash Subpart, shall be credited no less frequently than the last day of each valuation period which will generally be the last day of each calendar quarter, unless otherwise designated by the Compensation and Benefits Committee, an amount equal to the sum of the Deferred Compensation deferred by the Participant during the valuation period, in accordance with Section 4.1 of the Plan.  Each Participant’s Deferred Compensation Subaccount, Stock Subpart, shall be credited no less frequently than the first day of the month following the month of the deferral.

(i)  Credit To Cash Subpart.  The actual dollar amount of Deferred Compensation as to which no Stock Unit Election has been deferred shall initially be credited as cash to the Participant’s Cash Subpart.

(ii)  Credit To Stock Subpart.  The dollar amount of the Deferred Compensation as to which (and to the extent that) a Stock Unit Election has been made shall be credited as Stock Units, the number of which shall be calculated by dividing the dollar amount deferred by the Fair Market Value of the Common Stock as of the date such Deferred Compensation is credited to the Participant’s Stock Subpart.

B.                                    Earnings Credit To Subaccount.  The Cash Subpart and Stock Subpart (if any) of Participant’s Deferred Compensation Subaccount shall be credited with earnings amounts equal to the following.

(i)  Earnings Credit To Stock Subpart.  On each Dividend Payment Date, an amount equal to the sum of the cash dividends that would have been payable on all Stock Units then allocated to the Participant’s Stock Subpart had such Stock Units then been converted to shares of Common Stock and distributed to the Participant immediately prior to such Dividend Payment Date, shall be credited to such Participant’s Stock Subpart, whereupon the dollar amount of such cash dividends shall be converted into Stock Units by dividing such dollar amount by the Fair Market Value of the Common Stock as of such Dividend Payment Date.

(ii)  Earnings Credit To Cash Subpart.  Each such subaccount shall be further divided into separate investment fund subaccounts, each of which corresponds to a Measurement Fund elected by the Participant.  The performance of each elected Measurement Fund (either positive or negative) shall be determined by the Committee or its designee and will be determined at the Committee or designee’s discretion, based on the performance of the Measurement Funds during the applicable valuation period.

A Participant’s Cash Subpart Account shall be credited or debited on the earlier of the last day of each valuation period or each December 31st  (the “Applicable Period”), based on the performance of each Measurement Fund selected by the Participant, as though (a) a Participant’s Cash Subpart Account and the underlying separate investment fund subaccounts of amounts deferred in periods prior to the present Applicable Period, were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such Cash Subpart Account, on the first day of the present Applicable Period; (b) fifty-percent (50%) of the portion of the Participant’s Deferred Compensation that was actually deferred during such Applicable Period, if any, were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such period, no later than the close of business on the first business day of such Applicable Period; (c) any withdrawal or distribution made to a Participant, if any, that decreases such Participant’s Cash Subpart Account ceased being invested in the Measurement Fund(s), in the percentages applicable to such period, no earlier than one business day prior to the distribution; and, (d) any transfers into or out of a Measurement Fund will be credited or debited, as applicable, as of the first business day of the Applicable Period which contains the effective date of the transfer.

The Committee shall establish and maintain, with respect to a Participant’s Cash Subpart Account, an additional subaccount with respect to each Plan Year, to which shall be credited the amount equal to the portion of the Participant’s Deferred Compensation for such Plan Year, debited by amounts equal to distributions to and withdrawals made by the Participant and adjusted for investment earnings and losses as described herein.

5.4                               Matching Contribution Subaccount.   Each Participant’s Matching Stock Subaccount shall be credited no less frequently than the first business day of each month with an amount equal to the Company’s contributions made in accordance with Section 4.2 of the Plan.  The dollar amount of such Company’s contributions shall be converted into Stock Units by dividing such dollar amount by the Fair Market Value of the Common Stock as of the date such Deferred Compensation is credited, which shall be credited to the Participant’s Stock Subpart.

SECTION 6

VESTING OF DPA SUBACCOUNTS

6.1                               Vesting.  A Participant’s Subaccounts shall vest in accordance with the following.

A.                                    Deferred Compensation Subaccount.  A Participant’s Deferred Compensation Subaccount shall at all times be 100% Vested.

B.                                    Matching Contribution Subaccount.  A Participant’s Matching Contribution Subaccount shall vest in accordance with the following schedule:

At End of Year	Vested Percentage

1	25%
2	50%
3	75%
4	100%

Notwithstanding the above vesting schedule under Section 6.1 (B), upon the following events, a Participant’s Matching Contribution Subaccount shall become 100% vested: (i) the death or Disability of the Participant; (ii) a Change in Control of the Company; or (iii) Retirement.

SECTION 7

PAYMENT TO PARTICIPANTS

7.1                               General Rule. Each Participant shall make a separate distribution election with respect to each Plan Year for which such Participant elects to defer Salary, Bonus or Director Fees.  A Participant’s distribution election with respect to a Plan Year shall apply to each subaccount in his Deferred Compensation Subaccount.  A Participant’s distribution election with respect to a Plan Year shall elect the Payment Date and the form of distribution of his Distributable Amount with respect to such Plan Year for purposes of distributions in the event of such Participant’s Separation from Service or Disability. Such Payment Date and distribution form elections shall be made on such Participant’s deferral election form during the Election Period for which such Participant elects to defer Salary, Bonus or Director Fees for such Plan Year, and such Payment Date and distribution form elections with respect to such Plan Year shall be irrevocable.  A Participant’s distribution for his Distributable Amount with respect to a Plan Year shall be made or commence as soon as administratively practicable after such Participant’s Payment Date.

The limitations under this subsection shall be applied in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

A.                                    Normal Form. Except as provided in paragraph B, a Participant’s Distributable Amount with respect to each Plan Year shall be paid to the Participant in a single lump sum in cash on the Participant’s Payment Date.

B.                                    Optional Forms. Instead of receiving his Distributable Amount with respect to each Plan Year, the Participant may elect an optional form of payment (on the form provided by Company) at the time of his deferral election for such Plan Year to receive his Distributable Amount in equal annual installments in cash over a period of from two (2) up to fifteen (15) years beginning on the Participant’s Payment Date. The payment of such Participant’s Distributable Amount with respect each Plan Year shall be made or commence on such Participant’s Payment Date.

All installment payments made under the Plan shall be determined in accordance with the annual fractional payment method, calculated as follows: the balance of subaccounts in the Participant’s Accounts with respect to a Plan Year shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects 10 year installments for the distribution of the subaccounts in his Accounts with respect to a Plan Year, the first payment shall be 1/10 of the balance of such subaccounts in his Accounts calculated as described in this definition. The following year, the payment shall be 1/9 of such subaccounts in the balance of the Participant’s Accounts, calculated as described in this definition. Each annual installment shall be paid on or as soon as practicable after the last business day of the applicable year.

7.2                               Death Before Payment of Benefits.  Should a Participant die before the balance of the Participant’s Deferred Compensation and Matching Contribution Subaccounts have been paid to the Participant, any remaining payments will be made to the Participant’s Beneficiary in the same form and manner as they would have been made to the Participant under the provisions of Section 7.1 of the Plan.

7.3.                            Distributions in Cases of Hardship.  Notwithstanding the provisions of Section 7.1 of the Plan, the Committee may, in its sole discretion, choose to permit a Participant to withdraw amounts from his or her Deferred Compensation Subaccount upon a showing by such Participant that an Unforeseeable Emergency has occurred.  Such distribution shall be limited to the amount shown to be necessary to meet the Unforeseeable Emergency, and no more than one withdrawal will be permitted from a Participant’s Deferred Compensation Subaccount during any calendar year.

The dollar amount of any withdrawal shall reduce the value of both the Participant’s Cash and Stock Subparts.  To determine the cash value of the Participant’s Stock Subpart on the date of withdrawal of funds, the number of Stock Units credited on the date of withdrawal of funds shall be multiplied by the Fair Market Value of the Common Stock as of such date.  To determine the value of the Participant’s Cash Subpart on the date of withdrawal of funds, the cash amount credited to such Cash Subpart on such date shall be utilized.

Any amounts distributed to a Participant pursuant to a hardship withdrawal shall be considered to be taxable wages to the Participant in the calendar year of withdrawal.

7.4                               Prohibition on Acceleration of Distributions.  The time or schedule of payment of any withdrawal or distribution under the Plan shall not be subject to acceleration, except as provided under Treasury Regulations promulgated in accordance with Section 409A of the Code.

SECTION 8

PARTICIPANT STATEMENTS

8.1                               Annual Participant Statements.  Within a reasonable period of time following the end of each Plan Year each Participant shall be provided with a statement showing the balances (vested and nonvested) in the Participant’s Deferred Compensation and Matching Contribution Subaccounts.

8.2                               Termination of Participant’s Service.  Within 30 days following the date of the termination of service by a Participant (for any reason) to the Company, as a Director, employee or both (in the case of an Inside Director), such Participant shall be provided with a statement showing the vested balances of his or her Deferred Compensation and Matching Contribution Subaccounts as of the date of such termination of service.

SECTION 9

AMENDMENT OR TERMINATION OF PLAN

9.1                               Amendment or Termination of Plan.  Any amendment to this Plan shall be made pursuant to a duly adopted resolution of the Board; provided, however, that if such amendment directly or indirectly affects the benefits payable under the Plan, such amendment must be mutually agreed to in writing by a Participant (or, in the event that such Participant is deceased at the date of amendment, the Beneficiary).

SECTION 10

GENERAL PROVISIONS

10.1                        Participant’s Rights Unfunded.  The Plan at all times shall be unfunded as defined under provisions of the Code.  The right of any Participant or Beneficiary to receive a distribution hereunder shall be an uninsured claim against the general assets of the Company in the event of the Company’s insolvency or bankruptcy.  The Company shall implement a form of trust arrangement (known generally as a “rabbi trust”) to hold the Company assets which will be used to make payments to the Participant (or any Beneficiary) under the terms of the Plan.  Such trust arrangement will not be a “funded” arrangement under the provisions of the Code.

10.2                        Independence of Other Benefit Arrangements.  Participation in the Plan shall in no way restrict or otherwise impact Participant’s participation in any other welfare benefit plan, employment or other contract, deferred compensation arrangement, equity participation plan or any other form of retirement benefit arrangement sponsored by the Company.

10.3                        No Secured Guarantee of Benefits.  In the event of the insolvency or bankruptcy of the Company, Participant shall remain a general creditor of the Company with respect to any benefits payable under the Plan, and nothing contained in the Plan shall constitute a secured guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder in the event of the Company’s insolvency or bankruptcy.

10.4                        No Enlargement of Rights.  No Participant shall have any right to receive a distribution of any benefits under the Plan except in accordance with the terms of the Plan.  Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company, whether as an employee, officer or director.

10.5                        Spendthrift Provision.  No interest of any person or entity in, or right to receive a distribution under the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

10.6                        Applicable Law.  The Plan shall be construed and administered under the laws of the State of Illinois.

10.7                        Severability.  In the event that any of the provisions of the Plan are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (ii) the validity and enforceability of the remaining provisions of the Plan will not be affected thereby.

10.8                        Incapacity of Recipient.  If any person entitled to a distribution under the Plan is deemed by the Company to be incapable (physically or mentally) of personally receiving and giving a valid receipt for any payment pursuant to the Plan, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing towards or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan with respect to such payment.

10.9                        Successors.  The terms and conditions of the Plan will be binding on the Company’s and Participant’s successors, heirs and assigns (herein, “Participant Successors” and “the Company Successors”).

10.10                 Unclaimed Benefits.  Participant shall keep the Company informed of his or her current address and the current address of his or her Beneficiary.  The Company shall not be obligated to search for the whereabouts of any person.  If the location of any Participant is not made known to the Company within a one (1) year period after the date on which payment is to be made under the provisions of Section 7.1, then payment may be made by the Company to the Beneficiary instead.  If, within one (1) additional year after such initial one (1) year period, the Company is unable to locate any designated Beneficiary of the Participant, then the Company shall use its reasonable best efforts to distribute all unclaimed benefits to the estate or other representative of the Participant.

10.11                 Limitations on Liability.  Participant and any other person claiming benefits under the Plan shall be entitled under this Plan only to those payments provided in accordance with the provisions of the Plan (“Payment Claims”).  With the exception of the provisions of Section 10.13 of the Plan, neither the Company, the Company Successor nor any individual acting as an employee or agent of the Company or the Company Successor, shall be liable to Participant or any other person for any other claim, loss, liability or expense under this Plan not directly related to a Payment Claim.

10.12                 Forfeiture of Benefits.  Notwithstanding any other provision of the Plan, should Participant engage in theft, fraud or embezzlement causing significant property damage to the Company, then any benefits payable to such Participant under the Plan will automatically be forfeited.  The determination of theft or embezzlement will be made by the Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision.  In any determination of forfeiture pursuant to this Section 10.12, the Participant will be given the opportunity to refute any such decision by the Board, but the Board’s decision on the matter will be considered final and binding on Participant and all other parties.

10.13                 Payment of Attorneys’ Fees, Court Costs, and Interest on Loss of Benefits.  Should either the Company or the Company Successor (for these purposes, “the Company”) or Participant bring an action at law (or through arbitration) in order that the Plan’s terms be enforced, then the party prevailing in the action at law (or through arbitration) shall be entitled to reimbursement from the losing party for reasonable attorneys’ fees, court costs and other similar amounts expended in the enforcement of the terms of the Plan.  In addition, should the prevailing party be Participant, he or she shall also be entitled to interest on any delayed payments, with such interest computed at the Applicable Rate.

10.14                 Payment of Taxes.  Should the payment of any benefits under this Plan be classified as payment of an excess parachute payment under the provisions of Code Sections 280G and 4999, then an additional payment will be made to the Participant based on the amount of excise tax or penalty payable by the Participant because of such classification.  Such payment will be made within two (2) months following Participant’s termination of employment, once a good faith determination is made by either the Company or Participant that the payment of any benefit under the Plan will constitute an excess parachute payment.  The amount payable to the Participant will be determined by the Committee, in its reasonable judgment, as to the amount required to meet the intent of this Section 10.14.

10.15                 Withholding.  There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government.  The Participants, any Beneficiaries and personal representatives shall bear any and all federal, foreign, state, local, income or other taxes imposed on amounts paid under the Plan.

10.16                 Participants Bound By Terms of the Plan.  Each Participant shall be deemed conclusively to have accepted and consented to all terms of the Plan and all actions or decisions made by the Company with regard to the Plan.  Such terms and consent shall also apply to and be binding upon any Beneficiaries, personal representatives and other Participant Successors of each Participant.  Each Participant shall receive a copy of the Plan.

10.17                 Rule 701.  It is the intent of the Board in establishing the Plan that the offering and sale of any securities to a Participant hereunder be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 701.  Accordingly, notwithstanding anything to the contrary contained herein, any offer or sale of securities hereunder shall be subject to the limitations set forth in Rule 701, and any and all constructions of this Plan by the Committee shall be consistent with the requirements of Rule 701.

10.18                 No Distribution of Fractional Shares.  Notwithstanding the credit of fractional interest in Stock Units in a Participant’s Stock Subpart, no fractional shares or interests shall be distributed to a Participant.  Rather, such Participant shall be entitled to receive cash for such fractional shares or interest in an amount equal to the value thereof, determined with reference to the then per share Fair Market Value of the common Stock.

IN WITNESS WHEREOF, this Amendment and Restatement is hereby adopted and effective by the Company on this 6th day of April, 2011.

MIDLAND STATES BANCORP, INC.

By:	/s/ Leon J. Holschbach
Name:	Leon J. Holschbach
Title:	President & CEO

EXHIBIT A

PARTICIPATION CERTIFICATE

THIS PARTICIPATION CERTIFICATE certifies that the Executive Committee of the Board of Directors of Midland States Bancorp, Inc., or its designee, has selected                                                        (“Participant”) as a Participant in its Amended and Restated Deferred Compensation Plan of Midland States Bancorp (the “Plan”), with all of the rights and privileges appurtenant thereto.

By signing this Certificate in the space provided below, Participant acknowledges having received a copy of the Plan and having read and reviewed the terms and provisions thereof.  Participant also acknowledges that Participant must elect to participate for the Plan Year of his initial election no later than the 30th day following the date of his selection as a Participant.  If Participant fails to elect to participate in the Plan for the Plan Year of his initial selection within thirty (30) days of his selection, Participant acknowledges that his deferrals into the Plan may begin only upon the first day of the Plan Year subsequent to the Plan Year of his selection as a Participant.  Any deferral election for the Participant for a Plan Year other than the Plan Year of his initial selection must be made by the Participant prior to the beginning of the Plan Year for which deferrals are being elected.

Dated as of the day of , 200 .

MIDLAND STATES BANCORP, INC.

By:

Title:

Received by Participant the day of , 200 .

[Name of Participant]

Address

City, State and Zip Code

EXHIBIT B-1

[For Directors, with respect to Director Fees]

THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF

MIDLAND STATES BANCORP, INC.

Deferral and Distribution Election

Pursuant to the Amended and Restated Deferred Compensation Plan of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my service as a Director.  Defined terms herein shall have the same meanings as ascribed to them under the Plan.

•                  To defer Director Fees otherwise payable to me for calendar year 20         in the aggregate amount of  ☐ all or  ☐ $                          .

Of the amount deferred,                      shall be allocated to the Stock Subpart of my Deferred Compensation Subaccount and                            shall be allocated to the Cash Subpart of my Deferred Compensation Subaccount.

I understand that no Matching Contributions will be credited unless all of my Director Fees are deferred and allocated to the Stock Subpart of my Deferred Compensation Subaccount.

•                  Timing of Distributions:

☐             Date Certain Election:  For all deferrals for the 20     Plan Year, I elect payment on the last day of                  (month)                  (year), or

☐             Separation from Service:  For all For all deferrals for the 20     Plan Year, I elect payment only upon a Separation from Service, or

☐             I elect payment on earlier of the last day of                (month)                  (year) or upon a Separation from Service.

•                  Method of Distribution (select one):

☐             Monthly Installments over                years (maximum of 15).

☐             Lump-sum.

I understand that this election relates to only a single year and that I must make a new election for later years not covered by this election form.

Date:

Signature

Print Name

EXHIBIT B-2

[For Certain Employees, including Inside Directors,

with respect to Salary and/or Bonus Only]

THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF MIDLAND STATES BANCORP, INC.

Deferral and Distribution Election

Pursuant to the Amended and Restated Deferred Compensation Plan of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby elect the following actions in conjunction with my employment with                                         .  Defined terms herein shall have the same meanings as ascribed to them under the Plan.

•                  Deferrals:

☐   Salary otherwise payable to me for the Plan Year 20             in the aggregate amount of
       ☐ all, or  ☐ $                          , or ☐                           % thereof,  and/or

☐   Bonus otherwise payable to me for the Plan Year 20             in the aggregate amount of
       ☐ all, or ☐  $                          , or ☐                           % thereof.

•                  Timing of Distributions:

☐             Date Certain Election:  For all deferrals for the 20     Plan Year, I elect payment on the last day of                  (month)                  (year), or

☐             Separation from Service:  For all For all deferrals for the 20     Plan Year, I elect payment only upon a Separation from Service, or

☐             I elect payment on ealier of the last day of                (month)                  (year) or upon a Separation from Service.

•                  Method of Distribution (select one):

☐             Monthly Installments over                years (maximum of 15).

☐             Lump-sum.

I understand that neither my participation in the Plan nor my election deferral of all or any portion of my Bonus shall affect in any manner my right to continued employment with my employer or guarantee that I will receive a Bonus for any year.  Additionally, I understand that this election relates to only a single year and that I must make a new election for later years not covered by this election form.

Date:

Signature

Print Name

EXHIBIT B-3

THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF MIDLAND STATES BANCORP, INC.

Beneficiary Designation Form

Pursuant to the Amended and Restated Deferred Compensation Plan of Midland States Bancorp, Inc.  (the “Plan”), a copy of which I have in my possession and have read, I hereby designate the following persons as my beneficiaries to receive all amounts held for me under the Plan which have not been paid to me at the date of my death:

Primary Beneficiary(ies):

Name	Relationship	Percentage

%

%

Secondary Beneficiary(ies)

Name	Relationship	Percentage

%

%

The designation of beneficiaries specified above (if any) will continue in effect for future years until revoked.

Date:

Signature

Print Name

EXHIBIT B-4

THE AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

OF MIDLAND STATES BANCORP, INC.

Request for Hardship Withdrawal

Pursuant to the Amended and Restated Deferred Compensation Plan of Midland States Bancorp, Inc. (the “Plan”), a copy of which I have in my possession and have read, I hereby request a hardship withdrawal from the balance in my Deferred Compensation Subaccount relative to the                Plan Year in the amount of $                                 as a result of the occurrence of an Unforseeable Emergency, as more particularly described on the page attached hereto.

Date:

Signature

Print Name